Exhibit 99.1

E*TRADE FINANCIAL Media Contact

Pam Erickson

E*TRADE FINANCIAL Corporation

617-296-6080

pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Adam Townsend

E*TRADE FINANCIAL Corporation

703-236-8719

adam.townsend@etrade.com

E*TRADE FINANCIAL ANNOUNCES CONCURRENT SECURITIES OFFERINGS

New York, November 4, 2005 – E*TRADE FINANCIAL Corporation (NYSE: ET) (“E*TRADE FINANCIAL” or the “Company”) announced today that it plans, subject to market and other conditions, to make concurrent public offerings of its common stock, senior notes and equity units to finance the previously announced acquisition of BrownCo. The offerings will consist of approximately $700 million of common stock, which common stock will be offered in connection with the forward sale agreements described below, $450 million of equity units and $250 million of senior notes due 2015. Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as joint book-running managers for these offerings.

The offerings will be made under the Company’s existing shelf registration statement filed with the Securities and Exchange Commission. In connection with the offering of common stock, the Company will enter into forward sale agreements with affiliates of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., which we refer to as the forward purchasers. The forward purchasers (or their respective affiliates) will borrow and sell shares of the Company’s common stock to the underwriters. The forward sale agreements provide for settlement on a settlement date or dates to be specified by the Company at the public offering price less the underwriting discount (subject to adjustment). The settlement of the forward sale agreements is expected to occur in conjunction with the closing of the Company’s acquisition of BrownCo, but in no event later than twelve months following the date of the common stock offering. Subject to certain exceptions, the Company has the right to elect physical, cash or net stock settlement of the forward sale agreements. The forward purchasers have granted to the underwriters of the common stock offering an option to purchase up to approximately $70 million of additional common stock, exercisable solely to cover over-allotments.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities will be made only by means of a prospectus and related prospectus supplements. When available, copies of the prospectus and related prospective supplements may be obtained from Morgan Stanley & Co. Incorporated,

Prospectus Department, 1585 Broadway, New York, NY 10036 and J.P. Morgan Securities Inc., Addressing Department, One Chase Manhattan Plaza, Floor 5B, New York, NY 10081.

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Important Notice

E*TRADE FINANCIAL and the E*TRADE FINANCIAL logo are registered trademarks or trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE Group, Inc. or E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

© 2005 E*TRADE FINANCIAL Corporation. All rights reserved.